UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒ Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

EPSILON ENERGY LTD.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 12, 2025

October 31, 2025

These definitive additional materials amend and supplement the definitive proxy statement dated October 10, 2025 (the “Definitive Proxy Statement”), initially mailed to shareholders on or about October 10, 2025, by Epsilon Energy Ltd., an Alberta corporation (“Epsilon,” the “Company,” “we,” “us” or “our”), for the special meeting of shareholders of the Company to be held on November 12, 2025, at One Allen Center, 500 Dallas Street, Emporium Conference Room 3, Houston, Texas 77002, at 9 a.m., Central Time (the “Special Meeting”).

On August 11, 2025, we entered into (i) that Membership Interest Purchase Agreement by and among the Company, Epsilon Energy USA, Inc. (“Epsilon USA”), Peak Exploration & Production, LLC, certain sellers signatory thereto, and Yorktown Energy Partners XI, L.P., as representative of such sellers (the “Peak E&P Purchase Agreement”), and (ii) that Membership Interest Purchase Agreement by and among the Company, Epsilon USA, Yorktown Energy Partners XI, L.P., and Peak BLM Lease LLC (the “Peak BLM Purchase Agreement” and together with the Peak E&P Purchase Agreement, the “Purchase Agreements”).

Subject to the terms and conditions of the Purchase Agreements, at the Closing, Epsilon USA, a wholly owned subsidiary of the Company, will acquire all of the issued and outstanding limited liability company interests of each of Peak Exploration & Production, LLC and Peak BLM Lease LLC (collectively, together with their respective subsidiaries, the “Acquired Companies”), and as a result the Acquired Companies would become indirect wholly owned subsidiaries of the Company. Subject to certain adjustments in the Peak E&P Purchase Agreement, the Company would issue an aggregate of up to 5,800,000 common shares, no par value (“Common Shares”), of the Company at Closing. At the Closing the Company would issue 200,000 Common Shares under the Peak BLM Purchase Agreement and, subject to the conditions of the Peak BLM Purchase Agreement, the Company would issue an additional aggregate amount of up to 2,500,000 Common Shares at or following the Closing.

Our Common Shares are listed on the NASDAQ Global Market (“NASDAQ”) under the ticker symbol “EPSN.” As a result, the Company is subject to NASDAQ Listing Rule 5635, pursuant to which shareholder approval is required prior to certain issuances of securities equal to 20% or more of the outstanding common stock or 20% or more of the voting power outstanding before the issuance. Accordingly, we are holding the Special Meeting for shareholders to consider and vote upon a proposal to approve the issuance of the Common Shares pursuant to the Purchase Agreements for purposes of complying with NASDAQ Listing Rule 5635.

These Definitive Additional Materials have been filed by Epsilon with the Securities and Exchange Commission (the “SEC”) on October 31, 2025.

If any shareholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. This supplement does not affect the validity of any proxy card or voting instructions any shareholder may have previously delivered, and no action in connection with this supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any shareholders have more questions about the Transactions or how to submit their proxies or if any shareholders needs additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please call our Proxy Solicitor:

Campaign Management

15 West 38th Street, Suite #747

New York, New York 10018

North America Toll-Free Phone: 1-855-434-5243

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

The information contained herein speaks only as of October 31, 2025 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

The supplemental disclosures set forth below should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety, along with periodic reports and other information we file with the SEC. We believe that no further disclosure is required to supplement the Definitive Proxy Statement under applicable laws; however to avoid the risk that lawsuits may delay or otherwise adversely affect the consummation of the proposed Transactions and to minimize the expense of defending such action, Epsilon wishes to voluntarily make supplemental disclosures related to the proposed Transactions,, which are set forth below, in response to certain allegations. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. Epsilon denies all allegations in the Demands and Complaints (each as defined below) that any additional disclosure was or is required. To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. All page references are to pages in the Definitive Proxy Statement, and any defined terms used but not defined herein shall have the meanings set forth in the Definitive Proxy Statement.

Demands

On September 30, 2025, we received separate demand letters on behalf of purported Epsilon stockholder Yadira Torres (the “Torres Demand”) and Sandy Heng (the “Heng Demand”). The Torres Demand and the Heng Demand allege our preliminary proxy statement filed on September 19, 2025 in connection with the proposed Transactions omits material information and requests that we disclose certain additional information regarding the proposed Transactions.

On October 16, 2025, we received a demand letter on behalf of purported Epsilon stockholder Shannon Jenkins (the “Jenkins Demand”). The Jenkins Demand alleges failure to disclose material information regarding the proposed Transaction and demands that we promptly disclose such information.

On October 17, 2025, we received a demand letter on behalf of purported Epsilon stockholder Brian O’Neill (the “O’Neill Demand”). The O’Neill Demand alleges failure to disclose material information regarding the proposed Transaction and demands that we promptly disclose such information.

On October 20, 2025, we received a demand letter on behalf of purported Epsilon stockholder John Marino (the “Marino Demand”). The Marino Demand alleges failure to disclose material information regarding the proposed Transaction and demands that we promptly disclose such information.

On October 28, 2025, we received a demand letter on behalf of purported Epsilon stockholder ES Trust (the “ES Trust Demand,” and together with the Torres Demand, the Heng Demand, the Jenkins Demand and the O’Neill Demand, and the Marino Demand, the “Demands”). The ES Trust Demand alleges failure to disclose material information regarding the proposed Transaction and demands that we promptly disclose such information.

The Demands primarily allege that the Preliminary Proxy Statement or the Definitive Proxy Statement, as applicable, fails to disclose certain material information with respect to the Transactions contemplated by the Purchase Agreements. Specifically, one or more of the Demands allege that the Preliminary Proxy Statement or the Definitive Proxy Statement, as applicable, fails to disclose, among other things, certain details regarding our analysis regarding the Transactions and certain details regarding the background of the Transactions. The Demands request that we disseminate corrective disclosures.

Complaints

On October 16, 2025, we received a copy of a complaint filed against Epsilon and certain members of Epsilon’s Board of Directors in the Supreme Court of the State of New York, County of New York, on behalf of purported Epsilon stockholder Anthony Morgan (the “Morgan Complaint”).

On October 17, 2025, we received a copy of a complaint filed against Epsilon and certain members of Epsilon’s Board of Directors in the Supreme Court of the State of New York, County of New York, on behalf of purported Epsilon stockholder Richard Lawrence (the “Lawrence Complaint,” and together with the Morgan Complaint, the “Complaints”).

The Complaints allege, among other things, that Epsilon and the other named defendants (the “Epsilon Defendants”) violated New York common law based on claims of negligence, negligent misrepresentation and concealment. Specifically, the Complaints allege that the Preliminary Proxy Statement or the Definitive Proxy Statement, as applicable, fails to disclose, among other things, certain details regarding the background of the Transactions. Among other remedies, the Complaints seek an injunction against consummating the Transactions, rescission or actual and punitive damages if the Transactions are consummated, costs and attorneys’ fees.

Supplemental Disclosures

While we believe that the disclosures set forth in the Preliminary Proxy Statement and the Definitive Proxy Statement comply fully with applicable law, to moot certain of the claims made in the Demands and Complaints, to avoid nuisance and potential expense and delay, we have determined to voluntarily supplement the Definitive Proxy Statement with the below disclosures. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein or in the Preliminary Proxy Statement or the Definitive Proxy Statement. To the contrary, we deny all allegations in the Demands and Complaints that any additional disclosure was or is required.

The Definitive Proxy Statement is hereby amended and supplemented on page 22 under the section entitled “Risk Factors – The absence of a fairness opinion may limit shareholder assurance regarding the fairness of the Transactions” by adding the following at the end of the eighth full paragraph on such page:

We are not obtaining a fairness opinion from a financial advisor or anyone else, including Epsilon’s management, in connection with the Purchase Agreements or the Share Issuance.

The Definitive Proxy Statement is hereby amended and supplemented on page 33 under the section entitled “Background of the Transactions” by modifying the second full paragraph on such page as follows:

On January 18, 2025, the Acquired Companies and Epsilon entered into a non-disclosure agreement, which did not include any “don’t ask, don’t waive” provision.

The Definitive Proxy Statement is hereby amended and supplemented on page 33 under the section entitled “Background of the Transactions” by adding the following sentence to the end of the tenth full paragraph on such page:

The engagement of TCS provides for a fee payable to TCS at the closing of the Transaction of $1,500,000.

The Definitive Proxy Statement is hereby amended and supplemented on page 35 under the section entitled “Background of the Transactions” by modifying the eighth full paragraph as follows:

On June 19, 2025, at a special meeting of the Board, Epsilon management presented the non-binding term sheet. They also reviewed the transaction rationale previously presented, potential alternative cash flow~~s~~ scenarios of the pro-forma company, accretion analysis on key metrics, a detailed internal view on the Acquired Companies’ undeveloped inventory, and pro forma ownership of the combined company. The scenarios reviewed made various alternative assumptions of pricing, rates of completion, cost of completion, and other variables that result in a variety of pro forma outcomes for the combined company, and the Board concluded that various key metrics of the combined company are likely to increase as a result of the Transactions. However, due to the number of assumptions and variables considered, the Board did not make any specific projections regarding the combined company. The Board authorized management to proceed with the negotiation of definitive transaction documents on the terms consistent with those presented in the non-binding term sheet.

The Definitive Proxy Statement is hereby amended and supplemented on page 36 under the section entitled “Background of the Transactions” by modifying the ninth paragraph as follows:

On July 22, 2025, the Acquired Companies and Epsilon management teams discussed post-closing personnel related matters, including the offers of employment transition arrangements and potential compensation and benefits for employees of the Acquired Companies. Representatives of the management teams participating in these discussions were Jack Vaughn, Glen Christiansen and Justin Vaughn, for the Acquired Companies, and Jason Stabell and Andrew Williamson, for Epsilon.

The Definitive Proxy Statement is hereby amended and supplemented on page 37 under the section entitled “Our Board’s Reasons for the Approval of the Transactions and the Share Issuance” by modifying the first sentence of the seventh bullet point as follows:

The Transactions are expected to be accretive to Epsilon’s cash flows and earnings, based on the Board’s review of Epsilon and the Acquired Companies’ financial statements, as well as certain pro forma financial information reviewed by the Board, including the pro forma financial information set forth herein.

The Definitive Proxy Statement is hereby amended and supplemented on page 38 under the section entitled “Our Board’s Reasons for the Approval of the Transactions and the Share Issuance” by adding the following at the end of the first bullet point:

While the Board anticipates achieving certain synergies and efficiencies as a result of combining Epsilon and the Acquired Companies, the Board did not quantify the anticipated synergies and efficiencies, certain of which are not conducive to quantification. However, the Board determined that the Transactions are advisable and in the best interests of the Company, whether or not the Company is able to achieve any quantifiable synergies and efficiencies.

The Definitive Proxy Statement is hereby amended and supplemented on page 38 under the section entitled “Our Board’s Reasons for the Approval of the Transactions and the Share Issuance” by modifying the first sentence of the fifth bullet point as follows:

The Board notes that it did not obtain a fairness opinion from an independent financial advisor or anyone else, including Epsilon’s management, regarding the Transactions. The Board determined that a fairness opinion from an independent financial advisor was not warranted due to the Board’s assessment of the relative values of Epsilon and the Acquired Companies, which were based primarily on year-end 2024 third-party reserve reports of Epsilon and the Acquired Companies.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

Use of Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industries in which we and the Acquired Companies operate and the beliefs and assumptions of our respective management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, statements that refer to the Transactions and any statements regarding the expected timing, benefits, synergies, growth opportunities and other financial and operating benefits thereof, the Closing and timing or satisfaction of regulatory requirements and closing conditions, or the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the combined company; integration activities; the anticipated value of the combined business to us and our stakeholders; the expected impact of the Transactions on our results of operations and financial condition; anticipated growth and trends in the business or key markets; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. While forward-looking statements are based on assumptions and analyses that management of Epsilon and the Acquired Companies believe to be reasonable under the circumstances, whether actual results and developments will meet such expectations and predictions depends on a number of risks and uncertainties that could cause actual results, performance, and financial condition to differ materially from such expectations. Any forward-looking statements speak only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Please consider the foregoing factors and the other risk factors in the section entitled “Risk Factors,” as well as the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Epsilon and the Acquired Companies assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws. Neither Epsilon nor the Acquired Companies give any assurance that any of Epsilon, the Acquired Companies or the combined company will achieve its expectations.

Important Additional Information and Where to Find It

In connection with the Transactions, Epsilon has filed with the SEC the Definitive Proxy Statement. Epsilon may also file other documents with the SEC regarding the Transaction. This document is not a substitute for the Definitive Proxy Statement or any other document which Epsilon may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents that are filed or will be filed with the SEC by Epsilon through the website maintained by the SEC at www.sec.gov, Epsilon’s website at www.epsilonenergyltd.com or by contacting Epsilon at:

Epsilon Energy Ltd.

500 Dallas Street, Ste. 1250

Houston, Texas 77002

281-670-0002

Attention: AeRayna Flores

Email: Aerayna.Flores@epsilonenergyltd.com

Participants in the Solicitation

Epsilon and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Epsilon’s shareholders in connection with the Transactions. Security holders may obtain more detailed information regarding the names, affiliations and interests of Epsilon’s directors and executive officers in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.